UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023 (June 21, 2023)

Kirkland's, Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 Maryland Way
Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 872-4800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KIRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On Wednesday June 21, 2023, Kirkland’s, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). A summary of the matters voted upon by the shareholders at the Annual meeting is set forth below.

Proposal 1. The shareholders elected Chris L. Shimojima and Jill A. Soltau as directors to serve for a three-year term expiring at the 2026 annual meeting or until their successors are elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Chris L. Shimojima	2,776,626	611,562	39,811	3,705,194
Jill A. Soltau	2,829,705	558,730	39,564	3,705,194

Proposal 2. The shareholders approved, on an advisory basis, compensation for our named executive officers based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	3,110,916	305,242	11,841	3,705,194

Proposal 3. The shareholders recommended, on an advisory basis, the frequency of named executive officer compensation votes based on the following votes:

	One Year	Two Years	Three Years	Abstain
Total Shares Voted	2,997,041	13,842	398,587	18,529

Proposal 4. The shareholders ratified the appointment by the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered accounting firm for the 2023 fiscal year based on the following votes:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	7,057,139	60,199	15,855	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s Inc.

Date:	June 23, 2023	By:	/s/ Carter R. Todd
Name: Carter R. Todd Title: Vice President, General Counsel and Corporate Secretary